                                                                    Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (No. 333-63020, No. 333-113834, and No. 333-38765), Form
S-4 (No. 333-11742, No. 333-38759, and No. 333-70522) and Form S-8 (No.
333-130016, 333-129396, 333-112107, No. 333-71063, and No. 333-44742) of Armor
Holdings, Inc. of our report dated March 14, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K filed with the Securities &
Exchange Commission on March 15, 2006.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Jacksonville, Florida
July 17, 2006